EXHIBIT 15.1

April 30, 2018

Vornado Realty Trust
New York, New York

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited consolidated interim financial information of Vornado Realty Trust and subsidiaries for the three-month periods ended March 31, 2018, and 2017, and have issued our report dated April 30, 2018. As indicated in our report, because we did not perform an audit, we expressed no opinion on that information.
We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, is incorporated by reference in the following Registration Statements of Vornado Realty Trust:
Amendment No.1 to Registration Statement No. 333-36080 on Form S-3
Registration Statement No. 333-64015 on Form S-3
Amendment No.1 to Registration Statement No. 333-50095 on Form S-3
Registration Statement No. 333-52573 on Form S-8
Registration Statement No. 333-76327 on Form S-3
Amendment No.1 to Registration Statement No. 333-89667 on Form S-3
Amendment No.1 to Registration Statement No. 333-102215 on Form S-3
Amendment No.1 to Registration Statement No. 333-102217 on Form S-3
Registration Statement No. 333-105838 on Form S-3
Registration Statement No. 333-107024 on Form S-3
Registration Statement No. 333-109661 on Form S-3
Registration Statement No. 333-114146 on Form S-3
Registration Statement No. 333-114807 on Form S-3
Registration Statement No. 333-121929 on Form S-3
Amendment No.1 to Registration Statement No. 333-120384 on Form S-3
Registration Statement No. 333-126963 on Form S-3
Registration Statement No. 333-139646 on Form S-3
Registration Statement No. 333-141162 on Form S-3
Registration Statement No. 333-150592 on Form S-3
Registration Statement No. 333-166856 on Form S-3
Registration Statement No. 333-172880 on Form S-8
Registration Statement No. 333-191865 on Form S-4
and in the following joint registration statement of Vornado Realty Trust and Vornado Realty L.P.:
Registration Statement No. 333-224104 on Form S-3
We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey